Exhibit 99


                         Form 3 Joint Filer Information


Name:     Thomas R. Brazil
Address:  89 Turnpike Road, Suite 210
          Ipswich, MA 01938

Designated Filer: Boston Financial Partners, Inc.

Issuer and Ticker Symbol: Tasker Capital Corp. (TKER)

Date of Event Requiring Statement: 11/26/02

Signature: /s/ Thomas R. Brazil


Name:     Gail Brazil
Address:  89 Turnpike Road, Suite 210
          Ipswich, MA 01938

Designated Filer: Boston Financial Partners, Inc.

Issuer and Ticker Symbol: Tasker Capital Corp. (TKER)

Date of Event Requiring Statement: 11/26/02

Signature: /s/ Gail Brazil